                                                                    EXHIBIT 10.7

                                     LEASE


LANDLORD:    BerCar II LLC, a Massachusetts limited liability company


TENANT:      Sycamore Networks, Inc., a Delaware Corporation


PREMISES:    10 Elizabeth Drive
             Chelmsford, Massachusetts


DATED:       DECEMBER 21, 1998


GARY BUCKMAN
244 1550
__________________
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                               TABLE OF CONTENTS

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                                                                         ----
ARTICLE I - REFERENCE DATA............................................      1
     (A)    SUBJECTS REFERRED TO......................................      1
     (B)    EXHIBITS..................................................      2

ARTICLE II - PREMISES.................................................      2

ARTICLE III - TERM AND CONSTRUCTION...................................      3
     (A)    TERM                                                            3
     (B)    LANDLORD'S REQUIRED WORK..................................      3
     (C)    TENANT'S WORK.............................................      4
     (D)    GENERAL CONSTRUCTION PROVISIONS...........................      4

ARTICLE IV - LANDLORD'S COVENANTS.....................................      4
     (A)    LANDLORD'S COVENANTS DURING THE TERM: ....................      4
     (B)    INTERRUPTIONS.............................................      5

ARTICLE V - RENT......................................................      5
     (A)    FIXED RENT................................................      5
     (C)    ADDITIONAL RENT - OPERATING COSTS.........................      7
     (D)    ADDITIONAL RENT - ELECTRICITY AND GAS.....................      9

ARTICLE VI - TENANT'S COVENANTS.......................................      9

ARTICLE VII - DEFAULT.................................................     14
     (A)    EVENTS OF DEFAULT.........................................     14
     (B)    OBLIGATIONS THEREAFTER....................................     15

ARTICLE VIII - CASUALTY AND TAKING....................................     16
     (A)    CASUALTY AND TAKING.......................................     16
     (B)    RESERVATION OF AWARD......................................     17

ARTICLE IX - MORTGAGEE................................................     17
     (A)    SUBORDINATION TO MORTGAGES................................     17
     (B)    LIMITATION ON MORTGAGEE'S LIABILITY.......................     18
     (C)    NO RELEASE OR TERMINATION.................................     19

ARTICLE X - GENERAL PROVISIONS........................................     19
     (A)    CAPTIONS..................................................     19
     (B)    SHORT FORM LEASE..........................................     19
     (C)    RELOCATION................................................     19
     (D)    NOTICES...................................................     20

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
     (E)    SUCCESSORS AND ASSIGNS....................................     20
     (F)    NO SURRENDER..............................................     21
     (G)    WAIVERS AND REMEDIES......................................     21
     (H)    SELF-HELP.................................................     22
     (I)    ESTOPPEL CERTIFICATE......................................     22
     (J)    WAIVER OF SUBROGATION.....................................     22
     (K)    BROKERS...................................................     23
     (L)    LANDLORD'S DEFAULTS.......................................     23
     (M)    EFFECTIVENESS OF LEASE....................................     24
     (N)    HAZARDOUS MATERIALS.......................................     24

ARTICLE XI - SECURITY DEPOSIT.........................................     25

ARTICLE XII - MODIFICATION............................................     25

     EXHIBIT A    PLAN SHOWING TENANT'S SPACE
     EXHIBIT B    INTENTIONALLY OMITTED
     EXHIBIT C    INTENTIONALLY OMITTED
     EXHIBIT D    LANDLORD'S SERVICES
     EXHIBIT E    RULES AND REGULATIONS
     EXHIBIT F    LEGAL DESCRIPTION OF LOT
     EXHIBIT G    SIGN CRITERIA

    Lease dated as of the 21st day of December, 1998, by and between BerCar II LLC, a Massachusetts limited liability company, as landlord ("Landlord"), and Sycamore Networks, Inc., a Delaware corporation, as tenant ("Tenant").

                                   ARTICLE I
                                REFERENCE DATA

1.  (A)  SUBJECTS REFERRED TO:

    Each reference in this lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Section 1(A):

LANDLORD'S ADDRESS:  c/o Altid Enterprises
                     17 Monsignor O'Brien Highway
                     Cambridge, Massachusetts 02141-1877

TENANT'S ADDRESS:    Prior to Commencement Date:

                     2 Highwood Drive
                     Tewksbury, MA 01876

                     After Commencement Date:

                     10 Elizabeth Drive
                     Chelmsford, MA

BUILDING:            That certain building known or to be known as and numbered
                     10 Elizabeth Drive, Chelmsford, Massachusetts

RENTABLE FLOOR AREA OF TENANT'S SPACE:
                     APPROXIMATELY 34,579 SQUARE FEET

TOTAL RENTABLE FLOOR AREA OF THE BUILDING:
                     113,280 SQUARE FEET

DELIVERY DATE:       JANUARY 4, 1999

TERM:  THREE (3) YEARS FROM THE COMMENCEMENT DATE

FIXED RENT:

     DURING THE FIRST (1ST) YEAR OF THE TERM -- $224,763.50 PER ANNUM/$18,730.00 PER MONTH; AND

     DURING EACH YEAR OF THE BALANCE OF THE TERM -- $319,855.75 PER ANNUM/$26,654.65 PER MONTH

SECURITY DEPOSIT:    $92,000.00 REDUCED TO $46,000.00 PURSUANT TO ARTICLE XI

GUARANTOR:  N/A

PERMITTED USE:       OFFICE, LIGHT MANUFACTURING AND RESEARCH AND DEVELOPMENT

PUBLIC LIABILITY INSURANCE LIMITS:
                     BODILY INJURY:    $2,000,000
                     PROPERTY DAMAGE:  $  500,000

     (B)  EXHIBITS

     The exhibits listed below in this Section are incorporated in this lease by reference and are to be construed as part of this lease:

     EXHIBIT A    Plan Showing Tenant's Space
     EXHIBIT B    Intentionally Omitted
     EXHIBIT C    Intentionally Omitted
     EXHIBIT D    Landlord's Services
     EXHIBIT E    Rules and Regulations
     EXHIBIT F    Legal Description Of Lot
     EXHIBIT G    Sign Criteria

                                  ARTICLE II
                                   PREMISES

2.   PREMISES

     Subject to and with the benefit of the provisions of this lease, Landlord hereby leases to Tenant, and Tenant leases from Landlord, Tenant's space in the Building, excluding exterior faces of exterior walls, all common facilities of the Building and all building service fixtures and equipment serving (exclusively or in common) other parts of the Building. Tenant's space, with such exclusions, is hereinafter referred to as "the demised premises". Tenant shall have, as appurtenant to the demised premises, the right to use in common with others entitled thereto, subject to reasonable rules from time to time made by Landlord of which Tenant is given notice: (a) the common facilities from time to time included in the Building or on the parcel of land on which the Building is located (said parcel being more particularly described in Exhibit F and being hereafter referred to as "the Lot"), to the extent from time to time designated by Landlord; (b) the building service fixtures and equipment serving the demised premises; and (c) the common facilities from time to time serving the Lot in common with other parcels of land, such as any so-called access roads, retention ponds, sewer and utility lines and the like, all to the extent from time to time designated by Landlord. Landlord reserves the right from time to time (a) to install, repair, replace, use, maintain and relocate for service to the demised premises and to other parts of the Building or either, building service fixtures and equipment wherever located in the Building, (b) to alter, relocate or eliminate any other common facility, and (c) to increase and/or decrease the size of the Lot by the acquisition of adjacent land and/or the disposition of any portions thereof. No such increase or decrease shall be deemed to have occurred until Landlord shall give Tenant notice thereof. Landlord warrants that there shall always be parking for at least three and one half (3 1/2) cars per 1,000 square feet of rentable floor area, subject, however, to takings by eminent domain. Landlord agrees that in exercising its rights hereunder, it shall not unreasonably interfere with the conduct of Tenant's business in the demised premises.

                                  ARTICLE III
                             TERM AND CONSTRUCTION

3.   (A)  TERM

     To have and to hold for a period of three (3) years ("the Term") commencing on January 4, 1999 (being hereafter referred to as "the Commencement Date") and, unless sooner terminated as provided herein, ending at the end of the Approximate Term; provided that if the Term (calculated as aforesaid) would expire prior to the last day of a calendar month, the Term shall be extended so as to expire on the last day of such calendar month.

     (B)  LANDLORD'S REQUIRED WORK

     Tenant acknowledges that it has inspected the demised premises, and it is understood and agreed that Tenant will accept the demised premises in their existing physical condition, and Landlord shall be under no obligation to make any repairs, alterations or improvements to the demised premises prior to or at the commencement of the Term hereof or at any time thereafter, except as herein specifically provided otherwise. Landlord shall place the mechanical equipment serving the demised premises (including the heating, ventilating and air conditioning system) into good operating condition prior to delivery of the demised premises to Tenant. Landlord shall make all repairs necessary to the demised premises to place same into compliance with law as of the delivery date. Tenant shall be obligated to make all repairs necessary as a result of Tenant's work in the demised premises or which may be required for Tenant to obtain a certificate of occupancy.

     (C)  TENANT'S WORK

     Tenant shall perform, at its own cost and expense, any work required to prepare the demised premises for Tenant's occupancy (pursuant to plans and specifications approved by Landlord), and Tenant shall equip the demised premises with all trade fixtures and personal property suitable or appropriate to the regular and normal operation of the type of business in which Tenant is engaged. All such trade fixtures and personal property shall be of first-class quality, consistent with the quality of existing improvements. As an inducement for Tenant to execute this lease and prepare the demised premises for Tenant's occupancy, Landlord shall pay to Tenant the sum of $172,895.00. So long as Tenant shall not then be in default in the performance of its agreements contained in this lease, Landlord shall pay said sum to Tenant upon the last to occur of: (a) the tenth (10th) day after the receipt by Landlord of the rent payable hereunder for the first full month of the Term of this lease; and (b) the receipt by Landlord of waivers of liens from all contractors and subcontractors supplying labor and/or material for Tenant's work. It is expressly understood and agreed that except for Tenant's signs and movable trade fixtures, all of Tenant's work shall be the property of Landlord whether or not the actual cost thereof shall exceed said sum.

     (D)  GENERAL CONSTRUCTION PROVISIONS

     All construction work required or permitted by this lease, whether by Landlord or by Tenant, shall be done in a good and workmanlike manner and in compliance with all applicable laws and all lawful ordinances, regulations and orders of governmental authorities and insurance rating or inspection bureaus having jurisdiction over the Building. Either party may inspect the work of the other at reasonable times and shall promptly give notice of observed defects.

                                  ARTICLE IV
                             LANDLORD'S COVENANTS

4.   (A)  LANDLORD'S COVENANTS DURING THE TERM:

     Landlord covenants during the Term:

     (1) To furnish, through Landlord's employees or independent contractors, the services listed in Exhibit D; and

     (2) Except and otherwise provided in this lease, to make such repairs to the roof, exterior walls (but not any windows, doors, window frames or door frames), and common facilities of the Building and the Lot as may be necessary to keep them in Serviceable condition.

     (B)  INTERRUPTIONS

     Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from (a) power losses or shortages, or (b) the necessity of Landlord's entering the demised premises for any of the purposes in this lease authorized, including without limitation, for repairing or altering the demised premises or any portion of the building or for bringing materials into and/or through the demised premises in connection with the making of repairs or alterations.

     In case Landlord is prevented or delayed from making any repairs, alterations or improvements or furnishing any service or performing any other covenant or duty to be performed on Landlord's part, by reason of any cause reasonably beyond Landlord's control, Landlord shall not be liable to Tenant therefor, nor, except as expressly otherwise provided in Article VIII, shall Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in Tenant's favor that such failure constitutes actual or constructive, total or partial, eviction from the demised premises. Landlord reserves the right to stop any service or utility system when necessary in Landlord's opinion by reason of accident or emergency or until necessary repairs have been completed. Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and, in any event, Landlord will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof. Landlord agrees that if there is a stoppage of such service or utility system for more than ten (10) business days, and if Tenant cannot reasonably conduct its business in the demised premises as a result thereof, Fixed Rent shall thereafter abate until such service or utility system is restored, or Tenant is again able reasonably to conduct its business in the demised premises.

                                   ARTICLE V
                                     RENT

5.   (A)  FIXED RENT

     Tenant agrees to pay, without any offset or reduction whatever (except as made in accordance with the express provisions of this lease), fixed monthly rent equal to 1/12th of the Fixed Rent, such rent to be paid in equal installments in advance on the first day of each calendar month included in the Term commencing on February 1, 1999; and for any portion of a calendar month at the end of the Term, a portion of such fixed monthly rent, prorated on a per diem basis. All payments of Fixed and additional rent shall be made in lawful money of the United States and shall be made to Landlord and sent to Landlord c/o Altid Enterprises, 17 Monsignor O'Brien Highway, Cambridge, Massachussetts 02141-1877, or to such other person and/or at such other address as Landlord may from time to time designate.

     If any payment or rent or any other payment hereunder by Tenant to Landlord shall not be paid within the applicable cure period, the same shall bear Interest from the date when the Same was payable until the date paid at the lesser of (a) the prime rate" then charged its most favored customers by Fleet Bank, plus four percent (4%) per annum, or (b) the highest lawful rate of interest which Landlord may charge to Tenant without violating any applicable law ("the Lease Interest Rate"). Such interest shall constitute additional rent payable hereunder.

     (B)  ADDITIONAL RENT - TAXES

     (1) For the purposes of this Section, "Tax Year" shall mean the twelve-month period in use in the Town of Chelmsford, Massachusetts for the purpose of imposing ad valorem taxes upon real property. In the event that said town of Chelmsford changes the period of its tax year, "Tax Year" shall mean a twelve-month period commencing on the first day of such new tax year, and each twelve-month period commencing on an anniversary of such date during the Term of this lease. For purposes of this Section "the Property" shall mean the Lot and all improvements thereon from time to time, including the Building; and "the Factor" shall mean a fraction the numerator of which is the Rentable Floor Area of Tenant's Space and the denominator of which is the Total Rentable Floor Area of The Building.

     (2) During the Term Tenant shall pay to Landlord, as additional rent, an amount equal to the real estate taxes imposed with respect to the Property for each Tax Year multiplied by the Factor, such amount to be apportioned on a per diem basis for any fraction of a Tax Year contained within the Term. Payment on account of real estate taxes shall be paid, as part of Tenant's total rent, monthly, and at the times and in the fashion herein provided for the payment of Fixed Rent. For an initial period from the Commencement Date until the end of the first full Tax Year in which the Term shall commence ("the full assessment year"), the amount so to be paid shall be $2,478.17 per month being the monthly payment fixed by Landlord on or about the Commencement Date. Promptly after the end of each Tax Year, Landlord shall make a determination of Tenant's share of the real estate taxes upon the Property, and if the aforesaid payments theretofore made for such Tax Year by Tenant exceed Tenant's share of such real estate taxes, such overpayment shall be credited against the payments thereafter to be made by Tenant pursuant to this Section (B) or refunded to tenant at the end of the Term; and if Tenant's share of such real estate taxes for such Tax Year is greater than such payments theretofore made on account for such Tax year, tenant shall make a suitable payment to Landlord. After the full assessment year, the initial monthly payment on account of such real estate taxes shall be replaced each year by a payment which is one-twelfth (1/12) of Tenant's share of such real estate taxes for the immediately preceding Tax Year. Appropriate adjustments shall be made in said monthly payment if the real estate taxes upon the Property for the current Tax year shall be known prior to the end of said Tax Year and/or if real estate taxes shall be payable to the taxing authority in installments, all to the end that as each payment of real estate taxes shall become payable Landlord shall have received from Tenant payments sufficient in amount to pay Tenant's share of the real estate tax payment then payable by Landlord. Landlord shall within sixty (60) days following the end of any Tax Year forward to Tenant a copy of the real estate tax bill together with Landlord's computation of Tenant's share thereof.

     (3) If Landlord shall receive any tax refund or rebate or sum in lieu thereof with respect to any Tax Year, then out of any balance remaining thereof, after deducting Landlord's expenses incurred in obtaining such refund, rebate or other sum, Landlord shall pay to Tenant, provided that Tenant is not then in default beyond any applicable cure period in the performance of any of its obligations hereunder, an amount equal to such balance multiplied by the Factor for such Tax Year; but in no event shall Landlord pay to Tenant out of such refund, rebate or other sum for any Tax Year more than the amount paid by Tenant to Landlord pursuant to this Section (B) for such Tax Year.

     (4) Any betterment assessment, so-called "rent tax" or any other tax levied or imposed by any governmental authority in addition to, in lieu of or as a substitute for real estate taxes shall nevertheless be deemed to be real estate taxes for the purpose of this Section (B). Furthermore, to the extent that any equipment installed as part of the Property (e.g. heating or air conditioning equipment) shall be classified as personal property for purposes of taxation, any personal property taxes thereon shall be deemed to be real estate taxes for purposes of this Section (B). Real estate taxes shall not include any franchise, estate, inheritance, succession, capital levy or transfer tax of Landlord, or any income tax of Landlord.

     (5) In the event of any taking of the Building under circumstances whereby this lease shall not terminate, the Factor shall be adjusted in order to reflect any change in the Rentable Floor Area of Tenant's Space and/or the Total Rentable Floor Area of The Building.

     (C)  ADDITIONAL RENT - OPERATING COSTS

     (1) For the purposes of this Section, the following terms shall have the following respective meanings:

     Operating Year: Each successive fiscal year (as adopted by Landlord) in which any part of the Term of this lease shall fall.

     Operating Expenses: All expenses reasonably necessary and incurred by Landlord in operating and maintaining the Building, the Lot and their appurtenances, including but without limitation, premiums for insurance; compensation and all fringe benefits, workmen's compensation insurance premiums and payroll taxes paid by Landlord to, for or with respect to all persons at or below the level of building manager engaged in maintenance of the Building and Lot; steam, water, sewer, electric, gas, telephone, and other utility charges not billed directly to tenants by Landlord or the utility company; cost of repairs and replacements to the Building and the Lot; cost of sweeping and cleaning the paved areas of the Lot; cost of snow plowing or removal, or both, and care of landscaping; payments to independent contractors under service contracts for any of the foregoing services (which payments may be to affiliates of Landlord provided the same are at competitive rates); all other reasonable and necessary expenses paid in connection with the operation, maintenance, repair and replacement of the Building and Lot, or either; and a supervisory fee equal to twenty-five percent of all of the Operating Expenses for the Operating Year in question. Operating Expenses shall also include the Building's share (as reasonably determined by Landlord) of costs incurred by Landlord in operating maintaining, repairing, insuring and paying real estate taxes upon any common facilities of the sort described in clause (c) of the third sentence of Article II hereof. Operating Expenses shall not include principal and interest payments on any loans of Landlord, the cost of repairs covered by insurance proceeds, or brokerage fees or attorneys' fees incurred in negotiating leases for empty space at the Building. Further, whenever Landlord shall make any necessary repair or replacement which shall be deemed to be a "capital item" pursuant to generally accepted accounting principals, then the cost thereof shall be amortized on a straight line basis over such item's useful life as determined by generally accepted accounting principles and, the costs and expenses to which Tenant shall contribute each year shall include only such year's allocable portion of the amount of said capital item.

     The Factor: As defined in Section (B) above.

     (2) During the Term Tenant shall pay to Landlord, as additional rent, an amount equal to the Operating Expenses for each Operating Year multiplied by the Factor, such amount to be apportioned on a per diem basis for any fraction of an Operating Year contained within the Term. Payment on account of Tenant's share of Operating Expenses shall be paid, as part of Tenant's total rent, monthly, and at the times and in the fashion herein provided for the payment of Fixed Rent. For an initial period from the Commencement Date until the end of the Operating Year during which the Term shall commence, the amount so to be paid shall be $2,190.00 per month being the monthly payment fixed by Landlord on or about the Commencement Date. Promptly after the end of said partial Operating Year and promptly after the end of each Operating Year thereafter, Landlord shall make a determination of Tenant's share of said Operating Expenses; and if the aforesaid payments theretofore made for such period by Tenant exceed Tenant's share, such overpayment shall be credited against the payments thereafter to be made by Tenant pursuant to this Section (C) or refunded to Tenant at the expiration of the Term; and if Tenant's share is greater than such payments theretofore made on account for such period, Tenant shall make a suitable payment to Landlord. The initial monthly payment on account of Operating Expenses shall be replaced after Landlord's determination of Tenant's share thereof for the preceding Operating Year by a payment which is one-twelfth (1/12) of Tenant's actual share thereof for the immediately preceding Operating Year, with adjustments as appropriate where such Operating Year is less than a full twelve-month period. Landlord agrees that upon the request of Tenant it will give Tenant a copy of the invoices evidencing said Operating Expenses together with a statement in reasonable detail computing Tenant's share thereof.

     (3) In the event of any taking of the Building under circumstances whereby this lease shall not terminate, the Factor shall be appropriately adjusted to reflect any change in the Rentable Floor Area of Tenant's Space and/or the Total Rentable Floor Area of The Building.

     (D)  ADDITIONAL RENT - ELECTRICITY AND GAS

     (1) The demised premises shall have an electric meter measuring the electricity consumed in the demised premises and a gas meter measuring the gas consumed therein. Commencing upon Tenant's entry into the demised premises to perform Tenant's work, Tenant shall pay to the utility companies furnishing such electricity and gas, promptly upon the receipt of bills therefor, the cost of all electricity and gas consumed in the demised premises.

     (2) Tenant's use of electricity in the demised premises shall not at any time exceed the capacity of any of the electrical conductors or equipment in or otherwise serving the demised premises.

                                  ARTICLE VI
                             TENANT'S COVENANTS

6.   TENANT'S COVENANTS DURING THE TERM.

     Tenant covenants during the Term and such other time as Tenant occupies any part of the demised premises:

     (1) To pay when due (a) all Fixed Rent and additional rent, (b) all taxes which may be imposed on Tenant's personal property in the demised premises (including, without limitation, Tenant's fixtures and equipment) regardless to whomever assessed, and (c) all charges by any public utility for telephone and other utility services rendered to the demised premises but which are not made Landlord's responsibility in Section (D) of Article V hereof. Tenant shall provide adequate heat to the demised premises to prevent the freezing and/or bursting of any pipes or duct work therein;

     (2) Except as otherwise provided in Article VIII and Subsection (2) of Section (A) of Article IV, to keep the demised premises in good order, repair and condition, reasonable wear only excepted; and at the expiration or termination of this lease peaceably to yield up the demised premises and all changes and additions therein in such order, repair and condition, first removing all goods and effects of Tenant and those claiming under Tenant and any items the removal of which is required by any agreement between Landlord and Tenant (or specified therein to be removed at Tenant's election and which Tenant elects to remove), and repairing all damage caused by such removal and restoring the demised premises and leaving them clean and neat. Notwithstanding anything to the contrary contained herein, Tenant shall forthwith remove from the demised premises (repairing any damage caused by such removal) any installations, alterations, additions or improvements made by Tenant or Landlord including, without limitation, any installations, alterations, additions or improvements made as part of Landlord's Required Work or as part of Tenant's work, and which Landlord requests Tenant to remove at the time Tenant obtains Landlord's approval for the installation of same, such removal to include returning the previously modified portions of the demised premises to their condition prior to the making of such installations, alterations, additions or improvements. Tenant's obligations hereunder shall survive the expiration or termination of the term of this lease. For purposes of this Section (2) the word "repairs" includes the making of replacements when necessary.

     (3) To use and occupy the demised premises only for the Permitted Use; and not to injure or deface the demised premises, Building, or Lot; and not to permit in the demised premises any auction sale, nuisance, or the emission from the demised premises of any objectionable noise or odor; nor any use thereof which is improper, offensive, contrary to law or ordinances, or liable to invalidate or increase the premiums for any insurance on the Building (or any portion thereof) or its contents, or liable to render necessary any alteration or addition to the Building;

     (4) To comply with the rules and regulations set forth in Exhibit E and all other reasonable rules and regulations hereafter made by Landlord (but only after copies thereof have been delivered to Tenant) for the care and use of the Building and Lot and their facilities and approaches, it being expressly understood, however, that Landlord shall not be liable to Tenant for the failure of other tenants of the Building to conform to such rules and regulations. Landlord agrees that it shall not discriminate against Tenant in enforcing said rules and regulations;

     (5) To keep the demised premises equipped with all safety appliances required by law or ordinance or any other regulation of any public authority and/or any insurance inspection or rating bureau having jurisdiction, and to procure all licenses and permits required because of any use made by Tenant and, if requested by Landlord, to do any work required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way the Permitted

Use. Landlord agrees that the demised premises shall be delivered in compliance with applicable law. If any work is required in order for Tenant to obtain a building permit and as a direct consequence of Tenant's work, Tenant shall perform all such work at Tenant's cost and expense;

     (6) Not without the prior written consent of Landlord to assign, hypothecate, pledge or otherwise encumber this lease, to make any sublease or to permit occupancy of the demised premises or any part thereof by anyone other than Tenant, voluntarily or by operation of law, and as additional rent, to reimburse Landlord promptly upon demand for reasonable legal and other expenses incurred by Landlord in connection with any request by Tenant for consent to assignment or subletting. Without intending to limit Landlord's discretion in granting or withholding such consent, it is agreed that if Tenant requests Landlord's consent to assign this lease or sublet more than thirty five percent (35%) of the demised premises, Landlord shall have the option, exercisable by written notice to Tenant given within sixty days after receipt of such request, to terminate this lease as of a date specified in such notice which shall be not less than thirty or more than sixty days after the date of such notice. If Landlord shall so terminate this lease, rent shall be apportioned as of the date of termination, and Landlord may lease the demised premises or any part thereof to any person or entity (including without limitation, Tenant's proposed assignee or subtenant, as the case may be) without any liability whatsoever to Tenant by reason thereof. If Landlord shall consent to any assignment of this lease by Tenant or a subletting of the whole of the demised premises by Tenant at a rent which exceeds the rent payable hereunder by Tenant, or if Landlord shall consent to a subletting of a portion of the demised premises by Tenant at a rent in excess of the subleased portion's pro rata share of the rent payable hereunder by Tenant, then Tenant shall pay to Landlord, as additional rent forthwith upon Tenant's receipt of each installment of any such excess rent, half (1/2) the amount of any such excess rent. Each request by Tenant for permission to assign this lease or to sublet the whole or any part of the demised premises shall be accompanied by a warranty by Tenant as to the amount of rent to be paid to Tenant by the proposed assignee or sublessee. For purposes of this Section (6), the term "rent" shall mean all fixed rent, additional rent or other payments and/or consideration payable by one party to another for the use and occupancy of premises. Tenant agrees, however, that neither it nor anyone claiming under it shall enter into any sublease, license, concession or other agreement for use, occupancy or utilization of space in the demised premises which provides for rental or other payment for such use, occupancy or utilization based, in whole or in part, on the net income or profits derived by any person or entity from the space leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and Tenant agrees that any such purported sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy, or utilization of any part of the demised premises. Tenant further agrees that any sublease, license, concession or agreement for use, occupancy or utilization of space in the demised premises entered into by it or by anyone claiming under it shall contain the provisions set forth in the immediately preceding sentence. Landlord hereby agrees, however, that Tenant may assign its interest in this lease or sublet the whole of the demised premises to (a) an entity which owns all of the outstanding stock of Tenant ("Tenant's Parent"); (b) an entity wholly owned by Tenant or by Tenant's Parent ("a Subsidiary"); (c) an entity resulting from the consolidation or merger of Tenant with any other entity; or (d) an entity to whom Tenant shall sell all or substantially all of Tenant's assets or stock. Notwithstanding the foregoing provisions, if the assignment or subletting is to a Subsidiary, said assignment or subletting shall be valid only for such period of time as said Subsidiary is wholly owned by Tenant or Tenant's Parent. In the event that Tenant or Tenant's Parent shall ever sell or otherwise transfer any interest in said Subsidiary to another person or entity, unless Landlord shall have specifically assented thereto the same shall be deemed to be a material breach of this lease.

     (7) To defend Landlord with counsel reasonably acceptable to Landlord, save Landlord harmless from, and indemnify Landlord against any liability for injury, loss, accident or damage to any person or property and from any claims, actions, proceedings and expenses and costs in connection therewith (including, without implied limitation, reasonable counsel's fees): (i) arising from the omission, fault, wilful act, negligence or other misconduct of Tenant or anyone claiming under Tenant, or from any use made or thing done or occurring upon or about the demised premises but not due to the omission, fault, willful act, negligence or other misconduct of Landlord, or (ii) resulting from the failure of Tenant to perform and discharge its covenants and obligations under this lease;

     (8) To maintain public liability insurance upon the demised premises in amounts which shall, at the beginning of the Term, be at least equal to $2,000,000.00 for bodily injury or death to one or more individuals and $500,000.00 for damage to property, and from time to time during the Term, shall be for such higher limits, if any, as are customarily carried in the area in which the demised premises are located upon property similar in type and use to the demised premises. Such insurance shall name Landlord as an additional insured. Tenant shall deliver to Landlord the policies of such insurance, or certificates thereof, at least fifteen (15) days prior to the Commencement Date, and each renewal policy or certificate thereof, at least fifteen (15) days prior to the expiration of the policy it renews. Each such policy shall be written by a responsible insurance company authorized to do business in the state in which the Building is located and shall provide that the same shall not be modified or terminated without at least twenty (20) days' prior written notice to each named insured;

     (9) To keep all employees working in the demised premises covered by workmen's compensation insurance in amounts required by law, and to furnish Landlord with certificates thereof;

     (10) To permit Landlord and its agents entry upon reasonable prior notice and during normal business hours (except in the case of an emergency, when Landlord may enter at any time), to examine the demised premises at reasonable times and, if Landlord shall so elect, to make repairs, alterations and replacements; to remove, at Tenant's expense, any changes, additions, signs, curtains, blinds, shades, awnings, aerials, flagpoles, or the like not consented to in writing; and to show the demised premises to prospective tenants during the twelve (12) months preceding the expiration of the Term and to prospective purchasers and mortgagees at all reasonable times;

     (11) Not to place a load upon any part of the floor of the demised premises exceeding that for which said floor was designed or in violation of what is allowed by law; and not to move any safe, vault or other heavy equipment in, about or out of the demised premises except in such manner and at such times as Landlord shall approve in writing in each instance. Tenant's business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure or to any other space in the Building shall be placed and maintained by Tenant in settings of cork, rubber, spring, or other types of vibration eliminators sufficient to confine such vibration or noise to the demised premises;

     (12) All the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this lease or any occupancy of the demised premises by Tenant or anyone claiming under Tenant, may be on the demised premises or elsewhere in the Building or on the Lot shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft, or from any other cause, no part of said loss or damage is to be charged to or to be borne by Landlord, unless caused by negligence or willful misconduct of Landlord, its agents, servants, contractors or employees;

     (13) To pay promptly when due the entire cost of any work done on the demised premises by Tenant and those claiming under Tenant; not to cause or permit any liens for labor or material performed or furnished in connection therewith to attach to the demised premises; and to discharge within thirty (30) days any such liens which may so attach;

     (14) Not to make any alterations, improvements, changes or additions to the demised premises without Landlord's prior written consent. Landlord hereby approves the making by Tenant of interior alterations to the demised premises provided same (i) do not affect the structure of the demised premises or the Building which contains the demised premises; and (ii) do not affect the common utility lines or other mechanical systems of the Building which includes the demised premises;

     (15) To pay to Landlord two (2) times the total of the Fixed Rent and additional rent then applicable for each month or portion thereof that Tenant shall retain possession of the demised premises or any part thereof after the termination this lease, whether by lapse of time or otherwise, and also to pay all damages sustained by Landlord on account thereof; however, the provisions of this subsection shall not operate as a waiver by Landlord of any right of re-entry provided in this lease or as a matter of law;

     (16) To insure the contents, equipment, and improvements of Tenant and those claiming under Tenant, under policies covering at least fire and the standard extended coverage risks, in amounts equal to the replacement cost thereof, the terms of which policies shall provide that such insurance shall not be canceled without at least twenty (20) days' prior written notice to Landlord. Copies of such insurance policy or policies, or certificates there of, shall be delivered to Landlord at least fifteen (15) days prior to the Commencement Date and each renewal policy or certificate thereof, at least fifteen (15) days prior to the expiration of the policy it renews;

     (17) The losing party shall pay the other party's expenses, including reasonable attorney's fees, incurred in enforcing any obligation of the losing party in this lease; and

     (18) To obtain and maintain in full force and effect a heating and air conditioning equipment service contract which shall provide for the periodic inspection and maintenance of the heating and air conditioning equipment servicing the demised premises. Said contract shall be made with a reputable contractor and shall be subject to Landlord's approval, which approval Landlord agrees not unreasonably to withhold. Copies of said contract and any renewals and/or replacements thereof shall be delivered to Landlord.

                                  ARTICLE VII
                                    DEFAULT

7.   (A)  EVENTS OF DEFAULT

     (1) If Tenant shall default in the payment of Fixed Rent, additional rent or other payments required of Tenant, and if Tenant shall fail to cure said default within ten (10) days after receipt of notice of said default from Landlord, or (2) if Tenant shall default in the performance or observance of any other agreement or condition on its part to be performed or observed and if Tenant shall fail to cure said default within thirty (30) days after receipt of notice of said default from Landlord (but if longer than thirty (30) days shall be reasonably required to cure said default, then if Tenant shall fail to commence the curing of such default within thirty (30) days after receipt of said notice and diligently prosecute the curing thereof to completion), or (3) if any persons shall levy upon, or take this leasehold interest or any part thereof upon execution, attachment or other process of law, or (4) if Tenant or Guarantor shall make an assignment of its property for the benefit of creditors, or (5) if Tenant or Guarantor shall be declared bankrupt or insolvent according to law, or (6) if any bankruptcy or insolvency proceedings shall be commenced by or against Tenant or Guarantor and, if against, if not discharged within sixty
(60) days, (7) if a receiver, trustee or assignee shall be appointed for the whole or any part of Tenant's or Guarantor's property, or (8) if the letter of credit is not renewed, and not replaced within five (5) days of notification of nonrenewal, then in any of said cases, Landlord lawfully may immediately, or at any time thereafter, and without any further notice or demand, enter into and upon the demised premises or any part thereof in the name of the whole, by force or otherwise, and hold the demised premises as if this lease had not been made, and expel Tenant and those claiming under it and remove its or their property (forcibly, if necessary) without being taken or deemed to be guilty of any manner of trespass (or Landlord may send written notice to Tenant of the termination of this lease), and upon entry as aforesaid (or in the event that Landlord shall send Tenant notice of termination as above provided, on the fifth day next following the date of the sending of the notice), the term of this lease shall terminate. Notwithstanding the provisions of clauses (1) and (2) of the immediately preceding sentence, if Landlord shall have rightfully given Tenant notice of default pursuant to either or both of said clauses twice during any twelve-month period, and if Tenant shall thereafter default in the payment of Fixed Rent, additional rent or other payments and/or the performance or observance of any other agreement or condition required of Tenant, then Landlord may exercise the right of termination provided for it in said immediately preceding sentence without first giving Tenant notice of such default and the opportunity to cure the same within the time provided in said clause (1) and/or clause (2), as the case may be. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event Landlord terminates this lease as provided in this Article.

     (B)  OBLIGATIONS THEREAFTER

     In case of any such termination, Tenant will indemnify Landlord each month against all loss of Fixed Rent and additional rent and against all obligations which Landlord may incur by reason of any such termination between the time of termination and the expiration of the Term; or at the election of Landlord, exercised at the time of termination or at any time thereafter, Tenant will indemnify Landlord each month until the exercise of the election against all loss of Fixed Rent and additional rent and against all obligations which Landlord may incur by reason of such termination during the period between the time of the termination and the exercise of the election, and upon the exercise of the election Tenant will pay to Landlord as damages such amount as at the time of the exercise of the election represents the amount by which the rental value of the demised premises for the period from the exercise of the election until the expiration of the Term shall be less than the amount of rent and other payments provided herein to be paid by Tenant to Landlord during said period. It is understood and agreed that at the time of the termination or at any time thereafter Landlord may rent the demised premises, and for a term which may expire before or after the expiration of the Term, without releasing Tenant from any liability whatsoever, that Tenant shall be liable for any expenses incurred by Landlord in connection with obtaining possession of the demised premises, with removing from the demised premises property of Tenant and persons claiming under it (including warehouse charges), with putting the demised premises into good condition for reletting, and with any reletting, including, but without limitation, reasonable attorneys' fees and brokers fees, and that any monies collected from any reletting shall be applied first to the foregoing expenses and then to the payment of Fixed Rent, additional rent and all other payments due from Tenant to Landlord. Landlord agrees that it shall use reasonable efforts to mitigate its damages. For purposes of the foregoing, "reasonable efforts" shall mean only the listing of the demised premises for lease with at least one (1) broker in the area in which the demised premises are located.

                                 ARTICLE VIII
                              CASUALTY AND TAKING

8.   (A)  CASUALTY AND TAKING

     In case during the Term all or any substantial part of the demised premises, the Building, or Lot or any one or more of them, are damaged by fire or any other casualty or by action of public or other authority or are taken by eminent domain, this lease shall terminate at Landlord's election, which may be made notwithstanding Landlord's entire interest may have been divested, by notice given to Tenant within thirty days after the occurrence of the event giving rise to the election to terminate. Said notice shall, in the case of damage as aforesaid, specify the effective date of termination which shall be not less than thirty nor more than sixty days after the date of notice of such termination. In the case of any such taking by eminent domain, the effective date of the termination shall be the day on which the taking authority shall take possession of the taken property. Fixed Rent and additional rent shall be apportioned and adjusted as of the effective date of any such termination. If in any such case the demised premises are rendered unfit for use and occupation and this lease is not so terminated, Landlord shall use due diligence to put the demised premises, or, in the case of a taking, what may remain thereof (excluding any items which Tenant may be required or permitted to remove from the demised premises at the expiration of the Term) into proper condition for use and occupation, but Landlord shall not be required to spend more than the net proceeds of insurance or award of damages it receives therefor, and a just proportion of the Fixed Rent and additional rent according to the nature and extent of the injury to the demised premises shall be abated until the demised premises or such remainder shall have been put by Landlord in such condition; and in case of a taking which permanently reduces the area of the demised premises, a just proportion of the Fixed Rent shall be abated for the remainder of the Term. If there shall be damage or destruction to the demised premises by fire or other casualty which shall not be repaired or restored by Landlord within a period of nine (9) months after the date of such damage or destruction, then Tenant, as Tenant's sole remedy, may terminate the Term of this lease by a notice to Landlord within sixty (60) days after the expiration of such nine (9) month period; provided that said repair or restoration shall not have been completed prior to the receipt by Landlord of said notice.

     (B)  RESERVATION OF AWARD

     Landlord reserves to itself any and all rights to receive awards made for damage to the demised premises, Building or Lot and the leasehold hereby created, or any one or more of them, accruing by reason of any exercise of the right of eminent domain or by reason of anything done in pursuance of public or other authority. Tenant hereby releases and assigns to Landlord all of Tenant's rights to such awards, and covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request. It is agreed and understood, however, that Landlord does not reserve to itself, and Tenant does not assign to Landlord, any damages payable for (1) movable equipment installed by Tenant or anybody claiming under Tenant at its own expense or (ii) relocation expenses, but in each case only if and to the extent that such damages are recoverable by Tenant from such authority in a separate action and without reducing Landlord's award of damages.

                                  ARTICLE IX
                                   MORTGAGEE

9.   (A)  SUBORDINATION TO MORTGAGES

     It is agreed that the rights and interest of Tenant under this lease shall be: (i) subject and subordinate to the lien of any present or future first mortgage and to any and all advances to be made thereunder, and to the interest thereon, upon the demised premises or any property of which the demised premises are a part, if the holder of such mortgage shall elect, by notice to Tenant, to subject and subordinate the rights and interest of Tenant under this lease to the lien of its mortgage; or (ii) prior to the lien of any present or future first mortgage, if the holder of such mortgage shall elect, by notice to Tenant, to give the rights and interest of Tenant under this lease priority to the lien of its mortgage. It is understood and agreed that the holder of such mortgage may also elect, by notice to Tenant, to make some provisions hereof subject and subordinate to the lien of its mortgage while granting other provisions hereof priority to the lien of its mortgage. In the event of any of such elections, and upon notification by the holder of such mortgage to that effect, the rights and interest of Tenant under this lease shall be deemed to be subordinate to, or to have priority over, as the case may be, the lien of said mortgage, irrespective of the time of execution or time of recording of any such mortgage. Tenant agrees that it will, upon request of Landlord, execute, acknowledge and deliver any and all instruments deemed by Landlord necessary or desirable to evidence or to give notice of such subordination or priority. The word "mortgage" as used herein includes mortgages, deeds of trust or other similar instruments and modifications, consolidations, extensions, renewals, replacements and substitutes thereof. Whether the lien of any mortgage upon the demised premises or any property of which the demised premises are a part shall be superior or subordinate to this lease and the lien hereof, Tenant agrees that it will, upon request, attorn to the holder of such mortgage or anyone claiming under such holder and their respective successors and assigns in the event of foreclosure of or similar action taken under such mortgage. Tenant further agrees that it shall not subordinate its interest in this lease to the lien of any junior mortgage, security agreement or lease affecting the demised premises, unless the holder of the first mortgage upon the demised premises or property which includes the demised premises shall consent thereto. Notwithstanding anything to the contrary contained in this Article 9, Tenant shall not be required to subordinate this lease and the lien hereof to the lien of any mortgage unless the holder of such mortgage shall enter into an agreement with Tenant, recordable in form, to the effect that in the event of foreclosure of, or similar action taken under, such mortgage, Tenant's possession of the demised premises shall not be terminated or disturbed by such mortgage holder or anyone claiming under such mortgage holder so long as Tenant shall not be in default under this lease. Landlord agrees that it shall use its best efforts to obtain such an agreement from the present mortgagee of the Building. Best efforts shall not require Landlord to expend any money.

     (B)  LIMITATION ON MORTGAGEE'S LIABILITY

     Upon entry and taking possession of the mortgaged premises for any purpose, the holder of a mortgage shall have all rights of Landlord, and during the period of such possession Landlord, not such mortgage holder, shall have the duty to perform all of Landlord's obligations hereunder. No such holder shall be liable, either as a mortgagee or as holder of a collateral assignment of this lease, to perform, or be liable in damages for failure to perform, any of the obligations of Landlord unless and until such holder shall succeed to Landlord's interest herein through foreclosure of its mortgage or the taking of a deed in lieu of foreclosure, and thereafter such mortgage holder shall not be liable for the performance of any of Landlord's obligations hereunder, except for the performance of those obligations which arise during the period of time that such mortgage holder holds Landlord's right, title and interest in this lease, such liability to be limited to the same extent as Landlord's liability is limited pursuant to Section 10(E) hereof.

     (C)  NO RELEASE OR TERMINATION

     No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this lease, or by law, to be relieved of any of Tenant's obligations hereunder or to terminate this lease, shall result in a release or termination of such obligations or a termination of this lease unless (i) Tenant shall have first given written notice of Landlord's act or failure to act to Landlord's mortgagees of which Tenant has been given notice, if any, specifying the act or failure to act on the part of Landlord which could or would be the basis of Tenant's rights and (ii) such mortgagees, after receipt of such notice, have failed or refused to correct or cure the condition complained of within a reasonable time thereafter, but nothing contained in this Section (C) shall be deemed to impose any obligation on any such mortgagee to correct or cure any such condition. "Reasonable time" as used above means and includes a reasonable time to obtain possession of the mortgaged premises, if the mortgagee elects to do so, and a reasonable time to correct or cure the condition. Finally, Tenant agrees that so long as any present or future mortgage shall remain in effect Tenant shall not alter, modify, amend, change, surrender or cancel this lease nor pay the rent due hereunder in advance for more than thirty (30) days, except as may be required herein, without the prior written consent of the holder thereof, and Tenant will not seek to be made an adverse or defendant party in any action or proceeding brought to enforce or foreclose such mortgage.

                                   ARTICLE X
                              GENERAL PROVISIONS

10.  (A)  CAPTIONS

     The captions of the Articles are for convenience and are not to be considered in construing this lease.

     (B)  SHORT FORM LEASE

     Upon request of either party both parties shall execute and deliver a short form of this lease in form appropriate for recording, and if this lease is terminated before the Term expires, an instrument in such form acknowledging the date of termination. No such short form lease shall contain any indication of the amount of the rentals payable hereunder by Tenant.

     (C)  RELOCATION

     Intentionally Omitted.

     (D)  NOTICES

     All notices and other communications authorized or required hereunder shall be in writing and shall be given by mailing the same by certified or registered mail, return receipt requested, postage prepaid, by mailing the same by Express Mail or by having the same delivered by a commercial delivery service such as Federal Express, UPS, Purolator Courier and the like. If given to Tenant the same shall be directed to Tenant at Tenant's Address or to such other person or at such other address as Tenant may hereafter designate by notice to Landlord; and if given to Landlord the same shall be directed to Landlord at Landlord's Address, or to such other person or at such other address as Landlord may hereafter designate by notice to Tenant. In the event the notice directed as above provided shall not be received upon attempted delivery thereof to the proper address and shall be returned by the Postal Service or delivery service to the sender because of a refusal of receipt, the absence of a person to receive, or otherwise, the time of the giving of such notice shall be the first business day on which delivery was so attempted.

     After receiving notice from Landlord or from any person, firm or other entity that such person, firm or other entity holds a mortgage which includes the demised premises as part of the mortgaged premises, no notice from Tenant to Landlord shall be effective unless and until a copy of the same is given by certified or registered mail to such holder, and the curing of any of Landlord's defaults by such holder shall be treated as performance by Landlord, it being understood and agreed that such holder shall be afforded a reasonable period of time after the receipt of such notice in which to effect such cure.

     (E)  SUCCESSORS AND ASSIGNS

     The obligations of this lease shall run with the land, and this lease shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns, except that the Landlord named herein and each successive owner of Landlord's interest in this lease shall be liable only for the obligations of Landlord accruing during the period of its ownership. Whenever Landlord's interest in this lease is owned by a trustee or trustees, the obligations of Landlord shall be binding upon Landlord's trust estate, but not upon any trustee, beneficiary or shareholder of the trust individually. Without limiting the generality of the foregoing, and whether or not Landlord's interest in this lease is owned by a trustee or trustees, Tenant specifically agrees to look solely to Landlord's interest in the Building and Lot for recovery of any judgment from Landlord, it being specifically agreed that neither Landlord, any trustee, beneficiary or shareholder of any trust estate for which Landlord acts nor any person or entity claiming by, through or under Landlord shall ever otherwise be personally liable for any such judgment.

     (F)  NO SURRENDER

     The delivery of keys to any employee of Landlord or to Landlord's agent or any employee thereof shall not operate as a termination of this lease or a surrender of the demised premises.

     (G)  WAIVERS AND REMEDIES

     The failure of Landlord or of Tenant to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease, or, with respect to such failure of Landlord, any of the rules and regulations referred to in Section 6(4), whether heretofore or hereafter adopted by Landlord, shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation, nor shall the failure of Landlord to enforce any of said rules and regulations against any other tenant in the Building be deemed a waiver of any such rules or regulations as far as Tenant is concerned. Landlord agrees it shall not discriminate against Tenant in enforcing said rules or regulations. The receipt by Landlord of Fixed Rent or additional rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach by Landlord unless such waiver be in writing signed by Landlord. No consent or waiver express or implied, by Landlord or Tenant to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty. No acceptance by Landlord of a lesser sum than the Fixed Rent and additional rent then due shall be deemed to be other than on account of the earliest installment of such rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed as accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy available to it. The specific remedies to which Landlord may resort under the terms of this lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this lease. In addition to the other remedies provided in this lease, Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this lease or to a decree compelling specific performance of any such covenants, conditions or provisions. If any term of this lease, or the application thereof to any person or circumstances shall be held, to any extent, to be invalid or unenforceable, the remainder of this lease, or the application of such term to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall not be affected thereby, and each term of this lease shall be valid and enforceable to the fullest extent permitted by law. If any interest to be paid by Tenant hereunder shall exceed the highest lawful rate which

Landlord may recover from Tenant, such interest shall be reduced to such highest lawful rate of interest.

     (H)  SELF-HELP

     If Tenant shall at any time default in the performance of any obligation under this lease, Landlord shall have the right, but shall not be obligated, to enter upon the demised premises and to perform such obligation, notwithstanding the fact that no specific provision for such performance by Landlord is made in this lease with respect to such default. In performing such obligation, Landlord may make any payment of money or perform any other act. All sums so paid by Landlord (together with interest, from the time paid by Landlord until the time Tenant repays the same to Landlord, at the Lease Interest Rate), shall be deemed to be additional rent and shall be payable to Landlord immediately on demand. Landlord may exercise the foregoing right without waiving any other of its rights or releasing Tenant from any of its obligations under this lease.

     (I)  ESTOPPEL CERTIFICATE

     Tenant and Landlord agree from time to time after the Commencement Date, upon not less than five days' prior written request by either party, to execute, acknowledge and deliver to the other a statement in writing certifying that this lease is unmodified and in full force and effect; that Landlord and Tenant have completed their required work; that Tenant has no defenses, offsets or counterclaims against its obligations to pay the Fixed Rent and additional rent and to perform its other covenants under this lease; that there are no uncured defaults of Landlord or Tenant under this lease (or, if there have been any modifications, that this lease is in full force and effect as modified and stating the modifications, and, if there are any defenses, offsets, counterclaims, or defaults, setting them forth in reasonable detail); and the dates to which the Fixed Rent, additional rent and other charges have been paid. Any such statement delivered pursuant to this Section (I) may be relied upon by any prospective purchaser or mortgagee of premises which include the demised premises or any prospective assignee of any such mortgagee.

     (J)  WAIVER OF SUBROGATION

     (1) Tenant hereby releases Landlord to the extent of Tenant's insurance coverage, from any and all liability for any loss or damage caused by fire or any of the extended coverage casualties or any other casualty insured against, even if such fire or other casualty shall be brought about by the fault or negligence of Landlord or its agents, provided, however this release shall be in force and effect only with respect to loss or damage occurring during such time as Tenant's policies covering such loss or damage shall contain a clause to the effect that this release shall not affect said policies or the right of Tenant to recover thereunder. Tenant agrees that its fire and other casualty insurance policies will include such a clause so long as the same is includable without extra cost, or if extra cost is chargeable therefor, so long as Landlord pays such extra cost. If extra cost is chargeable therefor, Tenant will advise Landlord thereof and of the amount thereof. Landlord at its election, may pay the same, but shall not be obligated to do so.

     (2) Landlord hereby releases Tenant, to the extent of the Landlord's insurance coverage, from any and all liability for any loss or damage caused by fire or any of the extended coverage casualties or any other casualty insured against, even if such fire or other casualty shall be brought about by the fault or negligence of Tenant or its agents, provided, however, this release shall be in force and effect only with respect to loss or damage occurring during such time as Landlord's policies covering such loss or damage shall contain a clause to the effect that this release shall not affect said policies or the right of Landlord to recover thereunder. Landlord agrees that its fire and other casualty insurance policies will include such a clause so long as the same is includable without extra cost, or if extra cost is chargeable therefor, so long as Tenant pays such extra cost. If extra cost is chargeable therefor, Landlord will advise Tenant thereof and of the amount thereof. Tenant at its election may pay the same, but shall not be obligated to do so.

     (K)  BROKERS

     Tenant and Landlord hereby represent and warrant to the other that other than Lynch, Murphy, Walsh & Partners and Boston Real Estate Partners ("the Brokers") they have dealt with no other broker in connection with this lease and there are no other brokerage commissions or other finders' fees payable in connection herewith. Tenant hereby agrees to hold Landlord harmless from, and indemnified against, all loss or damage (including without limitation, the cost of defending the same) arising from any claim by any broker claiming to have dealt with Tenant. Landlord hereby agrees to hold Tenant harmless from, and indemnified, against all loss or damage (including without limitation, the cost of defending the same) arising from any claim by any broker claiming to have dealt with Landlord. Landlord shall pay the commission due the Brokers by separate agreement.

     (L)  LANDLORD'S DEFAULTS

     Landlord shall not be deemed to have committed a breach of any obligation to make repairs or alterations or perform any other act unless: (1) it shall have made such repairs or alterations or performed such other act negligently; or (2) it shall have received notice from Tenant designating the particular repairs or alterations needed or the other act of which there has been failure of performance and shall have failed to make such repairs or alterations or performed such other act within a reasonable time after the receipt of such notice; and in the latter event Landlord's liability shall be limited to the cost of making such repairs or alterations or performing such other act.

     (M)  EFFECTIVENESS OF LEASE

     The submission of this lease for examination does not constitute a reservation of, or option for, the demised premises, and this lease becomes effective as a lease only upon execution and unconditional delivery thereof by both Landlord and Tenant.

     (N)  HAZARDOUS MATERIALS

     Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically or chemically active or other hazardous substances, or materials. Tenant shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into the Lot any such materials or substances except to use in the ordinary course of Tenant's business, and then only after written notice is given to Landlord of the identity of such substances or materials. Without limitation, hazardous substances and materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C Section 6901 et seq., any applicable state or local laws and the regulations adopted under these acts. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of hazardous materials then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional rent if Tenant caused such release, or if Landlord has a reasonable basis to believe that Tenant caused a release of hazardous materials. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlords' request concerning Tenant's best knowledge and belief regarding the presence of hazardous substances or materials on the demised premises. In all events, Tenant shall indemnify Landlord in the manner elsewhere provided in this lease from any release of hazardous materials on the demised premises occurring while Tenant is in possession, or elsewhere if caused by Tenant or persons acting under Tenant. The within covenants shall survive the expiration or earlier termination of the term of this lease. Landlord agrees that it shall indemnify, defend and hold Tenant harmless from and against any claims, suits, causes of action, costs and fees, including attorneys' fees, arising from or connected with any contamination, claim of contamination, loss or damage, including without limitation the cost of treating in order to confirm the presence, containment and/or removal of such oil, materials or waste brought onto the Lot or into the Building prior to the date of this lease.

                                  ARTICLE XI
                               SECURITY DEPOSIT

     11. Simultaneously with the execution of this lease, Tenant shall deliver to Landlord as security for the payment of the rents and the performance and observance of the agreements and conditions in this lease combined on the part of Tenant to be performed and observed, an irrevocable letter of credit from a bank approved by Landlord, such letter of credit to initially be in the amount of $92,000.00, and to expire not earlier than the thirtieth (30th) day after the expiration of the Term of this lease. Said letter of credit shall expressly state that it is assignable by landlord to any subsequent holder of the landlord's interest in this lease (including, without limitation, the holder of any mortgage upon the Shopping Center). Said letter of credit shall provide that Landlord may draw against the same upon the presentation to the bank of Landlord's draft and a certification on behalf of Landlord that Tenant is in default in the payment of any rents and/or the performance and observance of any of the agreements and conditions in this lease contained on the part of Tenant to be performed and observed. There shall be no other conditions whatsoever to Landlord's right to draw against said letter of credit. Landlord agrees that provided Tenant is not in default beyond any applicable cure period in the payment of rents and the performance and observance of the agreements and conditions in this lease contained on the part of Tenant to be performed and observed, said letter of credit may be replaced, commencing on the thirteenth
(13th) month of the Term by a letter of credit in the amount of Sixty Nine Thousand Dollars ($69,000.00); and provided Tenant is not in default, as aforesaid, beyond any applicable cure period, said replacement letter of credit may also be replaced, commencing with the twenty fifth (25th) month of the Term, by a letter of credit in the amount of Forty-Six Thousand Dollars ($46,000.00). Each replacement letter of credit shall be in the form of the original letter of credit. It is understood and agreed that Landlord shall always have the right to draw down on said letter of credit, or any part thereof, as aforesaid in the event of any such default or defaults, without prejudice to any other remedy or remedies which Landlord may have, or Landlord may pursue any other such remedy or remedies in lieu of drawing down on the letter of credit. If Landlord shall draw down on said letter of credit or any part thereof as aforesaid, Tenant shall upon demand replace the letter of credit with a letter of credit in the original amount.

                                  ARTICLE XII
                                 MODIFICATION


     12. In the event that any holder or prospective holder of any mortgage which includes the demised premises as part of the mortgaged premises, shall request any modification of any of the provisions of this lease, other than a provision which unreasonably modifies Tenant's rights hereunder or which are directly related to the rents or other charges payable hereunder, the duration of the Term hereof, or the size, use or location of the demised premises, Tenant agrees that Tenant will enter into an amendment of this lease containing each such modification so requested.

     EXECUTED as a sealed instrument in two or more counterparts as of the day and year first above written.

                              LANDLORD:
                              BerCar II LLC, BY ITS MANAGERS:

                              ALTID ENTERPRISES LIMITED
                              PARTNERSHIP

                              By  /s/ Raymond A. Carye
                                  ----------------------------
                                  Raymond A. Carye, General
                                  Partner


                              By  /s/ Barbara F. Carye
                                  ----------------------------
                                  Barbara F. Carye, General
                                  Partner



                              BERKELEY INVESTMENTS, INC.


                              By  /s/ Young K. Park
                                  ----------------------------
                                  Young K. Park, President



                              TENANT:
                              SYCAMORE NETWORKS, INC.


                              By  /s/ Daniel Smith
                                  ----------------------------

                              ATTEST:

                              By  /s/ John Dowling
                                  ----------------------------
                              (Corporate Seal)

                                   EXHIBIT A

                                     PLAN

                                   EXHIBIT B

                             INTENTIONALLY OMITTED

                                   EXHIBIT C

                             INTENTIONALLY OMITTED

                                   EXHIBIT D

                              LANDLORD'S SERVICES


     Landlord shall cause the paved portions of the Lot and sidewalks to be kept reasonably free and clear of snow, ice and refuse and shall cause the landscaped areas (if any) of the Lot to be maintained in a reasonably attractive appearance.

                                   EXHIBIT E

                             RULES AND REGULATIONS

     1. The sidewalks, paved and/or landscaped areas shall not be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from the demised premises.

     2. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the demised premises or Building so as to be visible from outside the demised premises without the prior written consent of Landlord. All such signs shall comply with the sign criteria set forth in Exhibit G attached to this lease and made a part hereof. In the event of the violation of this paragraph, Landlord may remove same without any liability, and may charge the expense incurred in such removal to Tenant, as additional rent.

     3. No awnings, curtains, blinds, shades, screens or other projections shall be attached to or hung in, or used in connection with, any window of the demised premises or any outside wall of the Building without the prior written consent of Landlord. Such awnings, curtains, blinds, shades, screens or other projections must be of a quality, type, design and color, and attached in the manner, approved by Landlord. If any portion of the demised premises which is not used for office purposes shall have windows, such windows shall be equipped with curtains, blinds or shades approved by Landlord, and said curtains, blinds or shades shall be kept closed at all times.

     4. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designed and constructed, and no sweepings, rubbish, rags, acids, chemicals, process water, cooling water or like substances shall be deposited therein. Said plumbing fixtures and the plumbing system of the Building shall be used only for the discharge of so-called sanitary waste. All damage resulting from any misuse of said fixtures and/or plumbing system by Tenant or anyone claiming under Tenant shall be borne by Tenant.

     5. Tenant must, upon the termination of its tenancy, return to Landlord all locks, cylinders and keys to the demised premises and any offices therein.

     6. Tenant shall keep any sidewalks and planters in front of the demised premises reasonably free and clear of litter and refuse regardless of the source thereof, in the event that litter and/or refuse shall be deposited thereon between the times of Landlord's regularly scheduled maintenance of said sidewalks and planters.

     7. Tenant shall, at Tenant's expense, provide artificial light and electric current for the employees of Landlord and/or Landlord's contractors while making repairs or alterations in the demised premises.

     8. Tenant shall not make, or permit to be made, any unseemly or disturbing odors or noises or disturb or interfere with occupants of the Building or those having business with them, whether by use of any musical instrument, radio, machine, or in any other way.

     9. Canvassing, soliciting, and peddling in the Building are prohibited and Tenant shall cooperate to prevent the same.

     10. Tenant shall keep the demised premises free at all times of pests, rodents and other vermin, and Tenant shall keep all trash and rubbish stored in containers of a type approved by Landlord, such containers to be kept at locations designated by Landlord. Tenant shall cause such containers to be emptied whenever necessary to prevent them from overflowing or from producing any objectionable odors.

     11. Landlord reserves the right to rescind, alter, waive and/or establish any rules and regulation, which, in its judgment, are necessary, desirable or proper for its best interests and the best interests of the occupants of the Building.

     12. The access roads, driveways, entrances and exits shall not be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress.

                                   EXHIBIT F

                           LEGAL DESCRIPTION OF LOT


     Beginning at an iron rod at the northeasterly corner of the herein described premises, which point is the southeasterly corner of the land described in a deed given by Orion L. Woodbury et al to New England Power Company, dated May 28, 1954, and recorded with Middlesex North District Deeds, Book 1257, Page 510; thence running south 78 degrees 30 feet west by land of said New England Power Company, sixteen hundred ninety-seven and 72/100 (1,697.72) feet to a stone bound; July 29, 1999 thence running south 80 degrees 15 feet west by said New England Power Company land, four hundred ninety-seven and 1/10 (497.1) feet to a pipe at land now or formerly of Edward B. Russell; thence running southerly by said Russell land, five hundred forty-six and 6/10 (546.6) feet to a stone bound at land now or formerly of Frank A. P. Coburn; thence running easterly along said Coburn land to a stake and stones; thence running south 15 degrees east, two hundred forty-seven and 5/10 (247.5) feet to a stone bound; thence running south 65 1/2 degrees east, ninety and 75/100 (90.75) feet to a stone bound; thence running north 60 degrees east, seventeen hundred thirty-two and 5/10 (1,732.5) feet to said Mill Road; thence running northerly along said Road to the point of beginning.

                                   EXHIBIT G

                                 SIGN CRITERIA